Exhibit 99.1

ONDAS NETWORKS INC.

ONDAS NETWORKS INC.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,917,286	$456,018
Accounts receivable, net	10,180	31,855
Inventory	293,652	173,320
Other current assets	143,442	43,579
Total current assets	3,364,560	704,772

Property and equipment, net	20,017	12,856
Intellectual property	20,812	—
Total assets	$3,405,389	$717,628

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$752,893	$795,755
Notes payable	3,882,868	3,865,558
Derivative liability	1,141,995	166,093
Advance from related party	—	155,645
Accrued expenses and other current liabilities	1,041,657	879,022
Total current liabilities	6,819,413	5,862,073

Long-Term Liabilities:
Secured promissory note, net of debt discount and accreted costs of $8,106	4,991,894	—
Notes payable, net of debt discount of $154,103 and $162,659, respectively	2,885,897	2,777,341
Total long-term liabilities	7,877,791	2,777,341
Total liabilities	14,697,204	8,639,414

Commitments and Contingencies

Stockholders' Deficit:
Common stock - par value $0.00001; 80,000,000 shares authorized; 6,132,973 and 4,393,868 issued and outstanding	61	44
Additional paid in capital	12,367,521	12,362,842
Subscriptions receivable	(3,326)	—
Accumulated deficit	(23,656,071)	(20,284,672)
Total stockholders' deficit	(11,291,815)	(7,921,786)
Total liabilities and stockholders' deficit	$3,405,389	$717,628

The accompanying footnotes are an integral part of these condensed financial statements.

ONDAS NETWORKS INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended June 30,
	2018	2017

Revenues, net	$45,826	$167,558

Cost of goods sold	4,839	42,440

Gross profit	40,987	125,118

Operating expenses:
General and administration	519,232	485,227
Sales and marketing	541,160	235,358
Research and development	831,830	442,065
Total operating expense	1,892,222	1,162,650

Operating loss	(1,851,235)	(1,037,532)

Other income (expense)
Interest expense	(551,072)	(315,363)
Change in fair value of derivative liability	(975,902)	(5,597)
Interest income	6,810	—
Total other income (expense)	(1,520,164)	(320,960)

Loss before provision for income taxes	(3,371,399)	(1,358,492)

Provision for income taxes	—	—

Net loss	$(3,371,399)	$(1,358,492)

Net loss per share - basic and diluted	$(0.66)	$(0.32)

Weighted average number of common shares outstanding, basic and diluted	5,143,317	4,216,812

The accompanying footnotes are an integral part of these condensed financial statements.

ONDAS NETWORKS INC.

CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEAR ENDED DECEMBER 30, 2017 AND

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(Unaudited)

			Additional
	Common Stock		Paid in	Subscriptions	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, December 31, 2016	4,216,812	42	12,354,934	—	(17,262,465)	(4,907,489)

Options granted as compensation	—	—	1,166	—	—	1,166

Stock issued in exercise of warrants	177,056	2	6,742	—	—	6,744

Net loss	—	—	—	—	(3,022,207)	(3,022,207)

Balance, December 31, 2017	4,393,868	44	12,362,842	—	(20,284,672)	(7,921,786)

Stock issued in private placement	1,739,105	17	4,679	(3,326)	—	1,370

Net loss	—	—	—	—	(3,371,399)	(3,371,399)

Balance, June 30, 2018	6,132,973	$61	$12,367,521	$(3,326)	$(23,656,071)	$(11,291,815)

The accompanying footnotes are an integral part of these condensed financial statements.

ONDAS NETWORKS INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITES
Net loss	$(3,371,399)	$(1,358,492)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	7,531	8,045
Allowance for doubtful accounts	(7,914)	—
Amortization of debt discount and accreted costs	75,450	64,916
Stock based compensation	—	1,166
Change in fair value of derivative liability	975,902	5,597
Changes in operating assets and liabilities:
Accounts receivable	29,589	(82,472)
Inventory	(120,332)	(47,174)
Other current assets	(99,863)	(482,664)
Accounts payable	(42,862)	163,707
Accrued expenses and other current liabilities	179,945	375,771
Net cash flows used in operating activities	(2,373,953)	(1,351,600)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(14,692)	—
Purchase of intellectual property	(20,812)	—
Net cash flows used in investing activities	(35,504)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from notes payable, net	4,925,000	1,165,000
Proceeds from convertible promissory note	100,000	—
Proceeds from sale of common stock	1,370	—
Payment of notes payable	—	(5,000)
Advances from related party	—	233,183
Repayment of advances from related party	(155,645)	—
Net cash flows provided by financing activities	4,870,725	1,393,183

Increase in cash and cash equivalents	2,461,268	41,583
Cash and cash equivalent, beginning of period	456,018	45,248
Cash and cash equivalents, end of period	$2,917,286	$86,831

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest	$336,666	$7,135
Cash paid for income taxes	$—	$—

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Subscriptions Receivable	$3,326	$—
Derivative liability	$—	$108,680

The accompanying footnotes are an integral part of these condensed financial statements.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Full Spectrum Inc. (“Full Spectrum”, the “Company”, “we”, “us” or “our”) was incorporated in Delaware on February 16, 2006. On August 6, 2018 the Company’s Board of Directors, by written consent approved the change of the Company’s name from Full Spectrum Inc. to Ondas Networks Inc.

The Company designs, manufactures, sells and supports FullMAXTM, its multi-patented wireless radio systems for secure, wide area mission-critical business-to-business networks. The radio system network provides point-to-multipoint, non-line of sight connectivity at communication speeds comparable to broadband applications. The Company utilizes licensed VHF and UHF spectrum in its networks.

Our business consists of a single segment of products and services all of which are sold and provided in the United States and certain international markets.

The accompanying condensed balance sheet as of June 30, 2018, the condensed statements of operations and cash flows for the six months ended June 30, 2018 and 2017, and the condensed statements stockholders’ deficit for the six months ended June 30, 2018 are unaudited. The interim unaudited condensed financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of June 30, 2018 and the results of its operations and its cash flows for the six months ended June 30, 2018 and 2017. The financial data and other information disclosed in these notes related to the six months ended June 30, 2018 and 2017 are also unaudited. The results for the six months ended June 30, 2018 and 2017 are not necessarily indicative of results to be expected for the year ending December 31, 2018, any other interim periods, or any future year or period.

Recent Significant Transaction

On September 28, 2018, the Company consummated a reverse acquisition (the “Acquisition”) pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Zev Ventures, Inc. (“Zev”) and Zev Merger Sub, Inc. Pursuant to the terms of the Merger Agreement, 6,697,476 shares of common stock of the Company, $0.00001 par value per share, are being exchanged for 25,463,732 shares of Zev common stock, $0.0001 par value per share. At the closing of the Acquisition, the business of the Company became the sole focus of combined company and the combined company’s name was changed to Ondas Holdings Inc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventory

Inventories, which consist solely of equipment components, are stated at the lower of cost (first-in, first-out) or net realizable value, net of reserves for obsolete inventory. We continually analyze our slow-moving and excess inventories. Based on historical and projected sales volumes and anticipated selling prices, we establish reserves. Inventory that is in excess of current and projected use is reduced by an allowance to a level that approximates its estimate of future demand. Products that are determined to be obsolete are written down to net realizable value. Inventory was comprised of raw material totaling $293,652 and $173,320 at June 30, 2018 and December 31, 2017, respectively. As of June 30, 2018 and December 31, 2017, we determined that no such reserves were necessary.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Impairment of Long-Lived Assets

Long-lived assets are evaluated whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. Such indicators include significant technological changes, adverse changes in market conditions and/or poor operating results. The carrying value of a long-lived asset group is considered impaired when the projected undiscounted future cash flows is less than its carrying value. The amount of impairment loss recognized is the difference between the estimated fair value and the carrying value of the asset or asset group. Fair market value is determined primarily using the projected future cash flows discounted at a rate commensurate with the risk involved. Based upon the Company’s evaluation, there were no impairments of long-lived assets required during the six months ended June 30, 2018 and the year ended December 31, 2017.

Research and Development

Research and development costs are expensed to operations as incurred. For internally developed patents, all patent application costs are expensed as incurred as research and development expense. Patent application costs, generally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain.

Intellectual Property

We capitalize certain costs of developing software upon the establishment of technological feasibility and prior to the availability of the product for general release to customers for our FullMAX systems in accordance U.S. GAAP. Capitalized costs are reported at the lower of unamortized cost or net realizable value and are amortized over the estimated useful life of the FullMax System not to exceed five years. Additionally, we test our intangible assets for impairment whenever circumstances indicate that their carrying value may not be recoverable. At June 30, 2018 and December 31, 2017, we had no capitalized software.

We amortize our intangible assets with a finite life on a straight-line basis, over 10 years for trademarks and 20 years for patents. We begin amortization of these costs on the date patents or trademarks are awarded. During the six months ended June 30, 2018, we capitalized $20,812 in patent costs and no trademark costs. During the years ended December 31, 2017, we capitalized no patent or trademark costs. As no patents were awarded during the six months ended June 30, 2018, no amortization was recorded during that period.

Derivative Financial Instruments

Derivatives are recorded on the balance sheet at fair value and changes in fair value are recorded in earnings at each reporting date in accordance with GAAP. See Fair Value of Financial Instruments for further details regarding derivative activity during the six months ended June 30, 2018 and the year ended December 31, 2017.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Fair Value of Financial Instruments

Our financial instruments consist primarily of receivables, accounts payable, accrued expenses and short and long-term debt. The carrying amount of receivables, accounts payable and accrued expenses approximates our fair value because of the short-term maturity of such instruments. We have elected not to carry our debt instruments at fair value. The carrying amount of our debt approximates fair value. Interest rates that are currently available to us for issuance of short and long-term debt with similar terms and remaining maturities are used to estimate the fair value of our short and long-term debt.

We have categorized our assets and liabilities that are valued at fair value on a recurring basis into a three-level fair value hierarchy in accordance with U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).

Assets and liabilities recorded in the balance sheets at fair value are categorized based on a hierarchy of inputs, as follows:

Level 1 -- Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 -- Quoted prices for similar assets or liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

Level 3 -- Unobservable inputs for the asset or liability.

The following table provides the financial assets and liabilities reported at fair value and measured on a recurring basis at June 30, 2018 and December 31, 2017:

Description	Assets/ (Liabilities) Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Fair value of warrant liability as of:
June 30, 2018	$(1,141,995)	$—	$—	$(1,141,995)
December 31, 2017	$(166,093)	$—	$—	$(166,093)

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The following table provides a summary of changes in fair value associated with the Level 3 liabilities for the six months ended June 30, 2018 and the year ended December 31, 2017:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	June 30, 2018	December 31, 2017

Balance, beginning of period	$(166,093)	$—
Issuances of derivative liabilities	—	(171,118)
Change in fair value of warrant liability	(975,902)	5,025
Balance, end of period	$(1,141,995)	$(166,093)

The above table of Level 3 liabilities begins with the prior period balance and adjusts the balance for changes that occurred during the current period. The ending balance of the Level 3 financial instrument presented above represent our best estimates and may not be substantiated by comparisons to independent markets and, in many cases, could not be realized in immediate settlement of the instruments.

Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606 (“606”) on January 1, 2018 using the full retrospective transition method for recognizing revenue. The adoption of ASC 606 represents a change in accounting principle that will more closely align revenue recognition with the delivery of our services to our customers and will provide financial statement readers with enhanced disclosures. Under ASC 606, there were no differences in the timing of our revenue recognition as compared to the requirements under ASC 605. We have employed the practical expedient discussed in ASC 606-10-55-18 related to invoicing as we have the right to consideration from our customers in the amount that corresponds directly with the value to the customer of our performance completed to date and therefore we recognize revenue upon invoicing as further discussed below. Further, for those customers for which we are required to collect sales taxes, we record such sales taxes on a net basis which has no effect on the amount of revenue or expenses recognized as the sales taxes are a flow through to the taxing authority.

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which we determine revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which we expect to be entitled in exchange for those goods or services. ASC 606 requires us to apply the following steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, we satisfy the performance obligation.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

We derive revenue from the sale and support of our wireless communications products and ancillary services related to the deployment of these products. Our products consist of our software defined base station and remote radios and our network management and monitoring system (“NMS”). We sell our products through our direct sales force. We also allow for 12-month warranties to be purchased on our products. Warranty sales are deferred upon sale of our wireless communications products, to be recognized ratably over the 12-month warranty period following the date of the related equipment sale. Our warranty includes 1) factory hardware repair or replacement, at our election, of the base station and remote radios, 2) software upgrades, bug fixes and new features of the radio software and NMS, 3) deployment and network architecture support and 4) technical support by phone and email. After 12 months, in order to maintain their hardware and software, customers can purchase an annual maintenance program, which is recognized ratably over the 12-month period following the date of purchase. We also provide ancillary services directly related to the sale of its wireless communications products including wireless network design, systems engineering, radio frequency planning, software configuration, product training and onsite support.

The table below details the activity in these deferred warranty and maintenance programs during the six months ended June 30, 2018 and the year ended December 31, 2017.

	Six Months Ended June 30, 2018	Year Ended December 31, 2017
Balance, beginning of period	$30,690	$36,299
Additions	20,106	39,895
Transfer to revenue	(31,958)	(45,504)
Balance, end of period	$18,838	$30,690

Our products have both software and non-software components that function together to deliver the products’ essential functionality. For these multiple deliverable arrangements, we allocate revenue to the deliverables based on their relative selling prices. To the extent that a deliverable is subject to specific guidance on whether and/or how to allocate the consideration in a multiple deliverable arrangement, that deliverable is accounted for in accordance with such specific guidance. We limit the amount of revenue recognition for delivered items to the amount that is not contingent on the future delivery of products or services or meeting other future performance obligations.

We allocate revenue based on a selling price hierarchy of vendor-specific objective evidence, third-party evidence, and then estimated selling price. Vendor-specific objective evidence is based on the price charged when the deliverable is sold separately. Third-party evidence is based on largely interchangeable competitor products or services in standalone sales to similarly situated customers. As we are unable to reliably determine what competitor’s products’ selling prices are on a standalone basis, we are not typically able to determine third-party evidence. Estimated selling price is based on our best estimates of what the selling prices of deliverables would be if they were sold regularly on a standalone basis.

Once we allocate revenue to each deliverable, we recognize revenue in accordance with our policies when all revenue recognition criteria are met. Product and ancillary revenue is generally recognized upon delivery and maintenance services revenue is generally recognized ratably over the period during which the services are performed. Revenue for professional services arrangements is generally recognized upon completion of performance and revenue for arrangements that require acceptance of the product, system or solution, is recognized when the acceptance criteria have been met.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). The computation of basic loss per share for the six-month periods ended June 30, 2018 and 2017 excludes potentially dilutive securities.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

	For the Six Months Ended June 30,
	2018	2017
Warrants to purchase common stock	—	688,100
Options to purchase common stock	—	943,252
Convertible debt	564,503	213,832
Total potentially dilutive securities	564,503	1,845,184

Debt Issuance Costs

Debt issuance costs represent costs incurred for the issuance of debt. Once the associated debt instrument is issued, these costs would be recorded as a debt discount and amortized using the effective interest method over the term of the related debt instrument. Upon abandonment of a pending financing transaction, the related deferred financing costs are charged to interest expense.

The Company may also issue Warrants or other equity instruments in connection with the issuance of debt instruments. The equity instruments are recorded at their relative fair market value on the date of issuance which results in a debt discount.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The Company’s significant estimates and assumptions include the recognition of revenue, valuation of the Company’s common stock, the valuation of stock-based compensation, allowance for doubtful accounts, inventory reserves, the amortization of debt discounts, the useful lives of long-lived assets, and the valuation allowance related to deferred tax assets. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The amendments in ASU 2018-07 expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2018-07 on the Company’s financial statements.

In July 2017, the FASB issued ASU 2017-11 (“ASU 2017-11”), Earnings Per Share (“ASC 260”), Distinguishing Liabilities from Equity (“ASC 480”), and Derivatives and Hedging (“ASC 815”). ASU 2017-11 is intended to simplify the accounting for financial instruments with characteristics of liabilities and equity. Among the issues addressed are: (i) determining whether an instrument (or embedded feature) is indexed to an entity’s own stock; (ii) distinguishing liabilities from equity for mandatorily redeemable financial instruments of certain nonpublic entities; and (iii) identifying mandatorily redeemable non-controlling interests. ASU 2017-11 is effective for the Company on January 1, 2019. The Company is currently evaluating the potential impact of ASU 2017-11 on the Company’s financial statements.

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230) (“ASU 2016-15”). ASU 2016-15 is intended to reduce the diversity in practice regarding how certain transactions are classified within the statement of cash flows. ASU 2016-15 is effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. There was no material effect on the 2018 financial statements upon adoption.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). This guidance simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The guidance is effective for public business entities for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted in any annual or interim period for which financial statements have not been issued or made available for issuance, but all of the guidance must be adopted in the same period. If an entity early adopts the guidance in an interim period, any adjustments must be reflected as of the beginning of the fiscal year that includes that interim period. There was no material effect on the 2018 financial statements upon adoption.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. . In July 2018, the FASB issued ASU 2018-11 to provide another transition method, allowing a cumulative effect adjustment to the opening balance of retained earnings during the period of adoption. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We plan to adopt the guidance on January 1, 2019. We are in the process of reviewing our lease agreements and evaluating the impact of this guidance on our financial statements. We anticipate recording additional assets and corresponding liabilities on our balance sheets related to operating leases within our lease portfolio upon adoption of this guidance.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under previous guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. In July 2015, the FASB approved the proposal to defer the effective date of ASU 2014-09 standard by one year. Early adoption is permitted after December 15, 2016, and the standard is effective for public entities for annual reporting periods beginning after December 15, 2017 and interim periods therein. In 2016, the FASB issued final amendments to clarify the implementation guidance for principal versus agent considerations (ASU 2016-08), accounting for licenses of intellectual property and identifying performance obligations (ASU 2016-10), narrow-scope improvements and practical expedients (ASU 2016-12) and technical corrections and improvements to topic 606 (ASU 2016-20) in its new revenue standard. We adopted this update on January 1, 2018 and the adoption had no impact to our financial statements.

NOTE 3 – GOING CONCERN, LIQUIDITY AND MANAGEMENT’S PLAN

The Company has incurred continuing losses from its operations, including through the date of this report, and as of June 30, 2018 has an accumulated deficit of $23,656,071. As of June 30, 2018, the Company has a working capital deficit of $3,454,853. Since inception, the Company has met its liquidity requirements principally through the issuance of notes and the sale of its common stock.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Our ability to generate revenue and achieve profitability depends on our completion of our second-generation products and commencing the manufacture, marketing and sales of those products. These activities, including our planned research and development efforts, will require significant uses of working capital through the end of 2018 and beyond. Based on our current operating plans, we believe that our existing cash and cash equivalents, as well as the $5 million in borrowings we drew down in October 2018 under the Steward Capital loan facility will be sufficient to meet our anticipated operating and financing needs through December 31, 2018 when certain debt obligations totaling approximately $4 million mature and must be repaid. We currently do not have sufficient funds to repay those debt obligations at maturity and must secure additional equity or debt capital in order to repay those obligations. At the present time we have no commitments for any such funding and no assurance can be provided that we will be able to raise the needed funds on commercially acceptable terms or at all. These factors raise substantial doubt about our ability to continue as a going concern through October 19, 2019. The financial information contained in these financial statements have been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. This financial information and these financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 4 – OTHER CURRENT ASSETS

Other current assets consist of the following:

	June 30, 2018	December 31, 2017
Building deposit	$38,850	$20,000
Other deposits	28,115	—
Prepaid expenses	76,477	13,756
Other receivables	—	9,823
TOTAL OTHER CURRENT ASSETS	$143,442	$43,579

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2018	December 31, 2017
Computer equipment	$54,074	$39,382
Furniture and fixtures	41,685	41,685
Software	25,272	25,272
Leasehold improvements	30,367	30,367
	151,398	136,706
Less: accumulated depreciation	(131,381)	(123,850)
TOTAL PROPERTY AND EQUIPMENT	$20,017	$12,856

Depreciation expense for the six months ended June 30, 2018 and 2017 was $7,531 and $8,045, respectively.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	June 30, 2018	December 31, 2017

Accrued payroll and other benefits	$845,340	$792,746
Accrued interest	170,239	42,824
Deferred revenue	18,838	30,690
Other accrued expenses	7,240	1,526
Other current liabilities	—	11,236
TOTAL OTHER CURRENT LIABILITIES	$1,041,657	$879,022

NOTE 7 – NOTES PAYABLE AND OTHER FINANCING AGREEMENTS

Loan Agreements

In October 2007 the Company entered into a 6% per annum loan agreement with an entity in the amount of $550,000 in connection with the issuance of common stock (the “October 2007 Note”). The original maturity of the October 2007 Note was September 30, 2011. On February 11, 2016, the entity and the Company entered into an agreement to amend the October 2007 Note to (i) extend the maturity date to April 1, 2017 and (ii) clear and waive any existing defaults. On November 30, 2017, the entity and the Company entered into an agreement to further amend the October 2007 Note to (i) transfer all accrued and unpaid interest ($17,310) as of December 31, 2017 to principal, (ii) extend the maturity date to December 31, 2018, (iii) clear and waive any existing defaults, and (iv) amend the interest rate to 10% per annum effective January 1, 2018. At June 30, 2018 and December 31, 2017, the outstanding balance of the October 2007 Note was $567,310 and $550,000, respectively.

In December 2013, the Company entered into a 10% per annum loan agreement with an entity in the amount of $225,000 (the “December 2013 Note”). The original maturity of the December 2013 Note was December 31, 2014. In November 2014 the Company entered into a second 10% per annum loan agreement with the entity in the amount of $210,000. (the “November 2014 Note”). The original maturity of the November 2014 Note was March 16, 2015 (the Original Maturity Date”). The interest through the Original Maturity Date was a fixed amount of $16,800. Subsequent to the Original Maturity Date, the November 2014 Note accrued interest at a rate of 18% per annum. On September 15, 2015, the Company amended the November 2014 Note to decrease the interest rate to 10% per annum. On February 11, 2016, the entity and the Company entered into an agreement to amend the December 2013 and November 2014 Notes to (i) extend the maturity date to April 1, 2017 and (ii) clear and waive any existing defaults. On November 30, 2017, the entity and the Company entered into an agreement to further amend the December 2013 and November 2014 Notes to (i) transfer all accrued and unpaid interest on the December 2013 and November 2014 Notes ($60,679 and $49,170, respectively) as of December 31, 2017 to principal, (ii) extend the maturity date to December 31, 2018 and (iii) clear and waive any existing defaults. At June 30, 2018 and December 31, 2017, the outstanding balance of the December 2013 and November 2014 Notes was $285,679 and $259,170, respectively.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

In April 2015, the Company entered into a 10% per annum loan agreement with two individuals in the amount of $50,000 (the “April 2015 Note”). The original maturity of the April 2015 Note was July 1, 2015 (the “Original Maturity Date”). The interest on April 2015 Note through the Original Maturity Date was $4,000. Subsequent to the Original Maturity Date, the April 2015 Note accrues interest at a rate of 10% per annum. On February 11, 2016, the individuals and the Company entered into an agreement to amend the April 2015 Note to (i) extend the maturity date to April 1, 2017 and (ii) clear and waive any existing defaults. On November 30, 2017, the individuals and the Company entered into an agreement to further amend the April 2015 Note to (i) transfer all accrued and unpaid interest ($16,511) as of December 31, 2017 to principal, (ii) extend the maturity date to December 31, 2018 and (iii) clear and waive any existing defaults. At June 30, 2018 and December 31, 2017, the outstanding balance of the April 2015 Note was $66,511.

In November 2016, the Company entered into a 20% per annum loan agreement with an individual in the amount of $250,000 (the “November 2016 Note”), The original maturity of the November 2016 Note was November 11, 2017. In December 2016 the Company entered into a second 20% per annum loan agreement with the individual in the amount of $100,000. (the “December 2016 Note”). The original maturity of the December 2016 Note was December 20, 2016. On November 30, 2017, the individual and the Company entered into an agreement to amend the November and December 2016 Notes to (i) transfer all accrued and unpaid interest on the November and December 2016 Notes ($47,000 and $5,591, respectively) as of December 31, 2017 to principal, (ii) extend the maturity date to December 31, 2108 and (iii) clear and waive any existing defaults. At June 30, 2018 and December 31, 2017, the outstanding balance of the November and December Notes was $297,000 and $105,591, respectively.

In March 2017, the Company entered into a loan agreement with an individuals in the amount of $50,000 (the “March 2017 Note”). Interest on March 2017 Note was $10,000. The March 2017 Note and interest was paid in full during 2017.

Financing Agreement

During 2014 and 2015, the Company entered into certain unsecured financing agreements (the “Financing Agreements”) with an entity. Interest on the Financing Agreements accrued at 30% per annum for the first 104 days of each Financing Agreement and at 51% per annum thereafter. At December 31, 2015, the principal outstanding totaled $375,000 and accrued interest totaled $223,393. During 2016, and for the period from January 1, 2017 through November 17, 2017 additional interest was accrued totaling $191,250 and $168,282, respectively. On November 17, 2017, the entity and the Company agreed to (i) transfer all accrued and unpaid interest to principal, (ii) reduce the per annum interest rate to 10%, (iii) set the maturity date at December 31, 2018, and (iv) combine the Financing Agreements into a single loan (“November 2017 Note”). As of June 30, 2018 and December 31, 2017 the outstanding principal balance of the November 2017 Note was $957,925.

Promissory Notes

On December 14, 2015, the Company approved a private placement offering (“Private Placement”) seeking to sell to purchasers certain of the Company’s 10% promissory notes in the aggregate face amount of $750,000 (“Private Placement Notes”) with a term of 18 months. In connection with the Private Placement Notes, each lender (the “Private Placement Noteholders”) received warrants to purchase common stock (“Private Placement Warrants”), equal to 25% of the principal amount of the Private Placement Notes, exercisable at the lower of (i) $2.00 per share or (ii) 40% of the selling price of the Company’s common stock in its initial public offering.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

In December 2015, pursuant to the terms of security purchase agreements between the Company and each investor (each a “Private Placement Note Purchase Agreement”), the Company completed the sale of $325,000 in principal amount of Private Placement Notes to investors in private placements and issued Private Placement Warrants to purchase an aggregate of 81,250 shares of common stock, with a term of ten years, an exercise price of $2.00 and a fair value of $63,398.

Between February and July 2016, pursuant to a Private Placement Note Purchase Agreement, the Company completed the sale of $925,000 in principal amount of Private Placement Notes to investors in private placements and issued Private Placement Warrants to purchase an aggregate of 231,250 shares of common stock, with a term of ten years, an exercise price of $2.00 and a fair value of $168,678.

After 60 days from the issue date of the Private Placement Notes, the Company may repay in whole or in part without penalty or premium the amount of the Private Placement Notes. During 2017 a certain Private Placement Note in the amount of $25,000 plus accrued interest of $4,020 was repaid. In the event the Company completes an Initial Public Offering (“IPO”), the outstanding amount of the Private Placement Notes and the related accrued interest shall be paid in full within ten days of the funding of such IPO. As of December 31, 2017 no IPO occurred and all remaining Private Place Notes remain outstanding.

On November 30, 2017, the Private Placement Noteholders and the Company entered into agreements to amend the Private Placement Notes to (i) transfer all accrued and unpaid interest ($118,682) as of December 31, 2017 to principal, (ii) extend the maturity date to December 31, 2108 and (iii) clear and waive any existing defaults. At June 30, 2018 and December 31, 2017, the total outstanding balance of the Private Placement Notes was $1,343,682.

Convertible Promissory Notes

During 2017, the Company and certain entities and individuals (the “Noteholder(s)”) entered into convertible promissory notes defined herein as (i) notes with mutual conversion preferences (“Group 1 Notes”) and (ii) notes with unilateral conversion preferences (“Group 2 Notes”).

Group 1 Notes. Between April 3, 2017 and August 1, 2017, convertible promissory notes in the aggregate amount of $1,865,000 were sold. Terms of the Group 1 Notes include (i) a maturity date based on the payment of the ratio of a Noteholders outstanding balance relative to the total of Group 1 and Group 2 Notes times 6% of gross revenue until 1.5 times the amount of each individual note is paid, (ii) the conversion price which is the lesser of (a) the price per share of common stock sold in a private placement or a public offering, discounted by 20%, or (b) the price per share of common stock based on a pre-money Company valuation of $50 million on a fully diluted basis (the “Conversion Price”), (iii) the optional conversion, at any time after the closing of a private placement, wherein the Noteholder may convert the outstanding loan amount into common shares at the Conversion Price, (iv) the mandatory conversion, any time on or after a qualified public offering, wherein the Company may convert the outstanding loan amount into common shares at the Conversion Price, and (v) upon any conversion, the Company shall issue to the Noteholder warrants to purchase share of common stock equal to 10% of shares converted exercisable for three years at the Conversion Price.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Group 2 Notes. Between September 2, 2017 and January 8, 2018, convertible promissory notes in the aggregate amount of $1,175,000 were sold. Terms of the Group 2 Notes include (i) a maturity date based on the payment of the ratio of a Noteholders outstanding balance relative to the total of Group 1 and Group 2 Notes times 6% of gross revenue until 1.5 times the amount of each individual note is paid, (ii) the conversion price which is the lesser of (a) the price per share of common stock sold in a private placement or a public offering, discounted by 20%, or (b) the price per share of common stock based on a pre-money Company valuation of $50 million on a fully diluted basis (the “Conversion Price”), (iii) the mandatory conversion, any time on or after a qualified public offering, wherein the Company may convert the outstanding loan amount into common shares at the Conversion Price, and (iv) upon the earlier of a private placement, initial public offering, or fundamental change, the Company shall issue to the Noteholder warrants to purchase share of common stock with an exercise price of $0.01 and exercisable for three years equal to the principal amount at the Conversion Price.

Notes payable and other financing consists of:

	June 30, 2018	December 31, 2017
Short Term:
Loan Agreements	$1,581,261	$1,563,951
Financing Agreement	957,925	957,925
Promissory Notes	1,343,682	1,343,682
	$3,882,868	$3,865,558

Long Term:
Convertible Promissory Notes	$3,040,000	$2,940,000
Debt Discount	(154,103)	(162,659)
	$2,885,897	$2,777,341

NOTE 8 –SECURED PROMISSORY NOTE

On March 9, 2018, the Company entered into a Loan and Security Agreement (the “Agreement”) with an entity (the “Lender”) wherein the Lender made available to the Company a loan in the aggregate principal amount of up to $10,000,000 (the “Loan”). On March 9, 2018, the Company and the Lender entered into a Secured Term Promissory Note for $5,000,000, having a maturity date of September 9, 2019 (“Tranche A”). The Note bears interest at a per annum rate equal to the greater of (a) 11.25% or (b) 11.25% plus the Prime Rate, less, 3.25%. The Agreement also includes payments of $25,000 in loan commitment fees and $100,000 (1%) of the funding in loan facility charges. The loan commitment fees and $50,000 in loan facility charges associated with Tranche A were capitalized as deferred financing costs and amortized ratably over the life of the loan. There is also an end of term charge of $250,000. The end of term charge is being recorded as accreted costs over the term of the loan. The Note is secured by substantially all of the assets of the Company. On October 9, 2018, the Company and the Lender entered into a second Secured Term Promissory Note for $5,000,000, having a maturity date of April 9, 2020. See NOTE 12 – SUBSEQUENT EVENTS for further details.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The Agreement also contains covenants which include certain restrictions with respect to subsequent indebtedness, liens, loans and investments, asset sales and share repurchases and other restricted payments, subject to certain exceptions. The Agreement also contains financial reporting obligations. An event of default under the Agreement includes, but is not limited to, breach of covenants, insolvency, and occurrence of any default under any agreement or obligation of the Company. In addition, the Agreement contains a customary material adverse effect clause which states that in the event of a material adverse effect, an event of default would occur and the lender has the option to accelerate and demand payment of all or any part of the loan. A material adverse effect is defined in the Agreement as a material change in the Company’s business, operations, properties, assets or financial condition or a material impairment of its ability to perform all obligations under its Agreement. The Company was not in default of any conditions under the Loan and Security Agreements as of June 30, 2018. As of June 30, 2018, the principal balance was $5,000,000, net of debt discount of $59,563 and accredited costs of $51,457 at June 30, 2018.

NOTE 9 – STOCKHOLDERS’ EQUITY

On December 7, 2015, the Company’s board of directors and stockholders approved the third amended and restated certificate of incorporation which increased the authorized shares to 100,000,000 of which 80,000,000 shares were authorized as common stock and 20,000,000 shares were authorized as preferred stock. At December 31, 2016, the Company had 80,000,000 shares of common stock authorized, of which 4,393,868 shares were issued and outstanding. At December 31, 2016, no shares of preferred stock have been designated as a series or issued.

On September 1, 2016, by written consent, the Company’s stockholders approved a reverse stock split of the Company’s common stock (the “Reverse Stock Split”). The written consent included an acceptable range for the Reverse Stock Split of between 1 for 1.25 and 1 for 5. The written consent authorized the Company’s board of directors to make the determination of the Reverse Stock Split. On September 2, 2016, the Company’s board of directors approved the Reverse Stock Split on a 1 for 3.879 basis.

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

In January and August 2016, the Company issued 24,955 and 16,757 shares of common stock, respectively, upon the exercise of warrants at an exercise price of $0.01 per share, resulting in proceeds of $250 and $168, respectively.

In November 2017, the Company issued 177,056 shares of common stock, upon the exercise of warrants at an exercise price of $0.01 per share resulting in proceeds of $1,771.

The Company issued subscription agreements to certain employees, officers, directors, lenders and investors, in conjunction with 1) the surrender of previously existing options to purchase common stock of the Company (“Options”) and warrants to purchase common stock of the Company (“Warrants”) and 2) employee agreements for newly hired personnel, wherein the Company would issue an aggregate of 1,739,105 shares of the Company’s common stock. As of June 30, 2018, pursuant to the terms of the subscription agreements, the Company sold 507,258 shares of common stock resulting in proceeds of $1,370.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Warrants to Purchase Common Stock of the Company

The Company uses the Black-Scholes-Merton option pricing model (“Black-Scholes Model”) to determine the fair value of warrants to purchase common stock of the Company (“Warrants). The Black-Scholes Model is an acceptable model in accordance with the GAAP. The Black-Scholes Model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the weighted average term of the Warrant.

The risk-free interest rate assumption is based upon observed interest rates on zero coupon U.S. Treasury bonds whose maturity period is appropriate for the term of the Warrants and is calculated by using the average daily historical stock prices through the day preceding the grant date.

Estimated volatility is a measure of the amount by which our stock price is expected to fluctuate each year during the expected life of the award. Our estimated volatility is an average of the historical volatility of our stock prices (and that of peer entities whose stock prices were publicly available) over a period equal to the expected life of the awards. Where appropriate we used the historical volatility of peer entities due to the lack of sufficient historical data of our stock price.

As of January 1, 2018, all Company warrant holders surrendered their Warrants to purchase Common Stock of the Company. A total of 511,044 Warrants were surrendered.

A summary of the Company’s Warrant activity and related information follows.

	Number of Shares Under Warrant	Range of Warrant Price Per Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Balance at December 31, 2016	593,100	$0.0004-$7.78	$1.63	0.9
Granted	95,000	$1.00	$1.00	4.3
Exercised	(177,056)
Balance at December 31, 2017	511,044	$0.0004-$7.78	$2.07	1.6
Granted	—	—	—	—
Surrendered	(511,044)
Balance at June 30, 2018	—	—	—	—
Vested and Exercisable at June 30, 2018	—	—	—	—

As of June 30, 2018 and December 31, 2017, we had no unamortized costs associated with capitalized Warrants.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The assumptions used in the Black-Scholes Model during the year ended December 31, 2017 are set forth in the table below.

2017
Risk-free interest rate	1.50-1.60%
Volatility	47.35-50.07%
Expected life	3
Dividend yield	0.00%

Warrant Activity During 2017

During 2017, the Company issued 95,000 five-year warrants to purchase post Reverse Stock Split shares of common stock of the Company with an exercise price of $1.00 per share to a lender. In November 2017, warrants to purchase 177,056 shares of post Reverse Stock Split of common stock of the Company were exercised at an average exercise price of $0.038 per share.

Stock Options

On June 6, 2016, the Company established the 2016 Incentive Stock Plan (“2016 Plan”) pursuant to which 1,620,000 shares of common stock of the Company were reserved for the issuance of stock awards, restricted stock purchase offers, or upon the exercise of options (“2016 Plan Option(s)”), The 2016 Plan was designed to serve as an incentive for retaining our qualified and competent key employees, officers and directors, and certain consultants and advisors. The 2016 Plan Options vest over no more than ten years and have an exercise period of ten years from the date of issuance. At December 31, 2017, 2016 Plan Options to purchase 989,656 shares of the common stock of the Company have been issued with 943,252 remaining outstanding. As of January 1, 2018 all Company option holders surrendered their Options to purchase Common Stock of the Company. A total of 943,252 Options were surrendered.

The valuation methodology used to determine the fair value of the 2016 Plan Options was the Black-Scholes Model. The Black-Scholes Model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the weighted average expected term of the options.

No options were issued during the six months ended June 30, 2018 or the year ended December 31, 2017.

A summary of our Option activity and related information follows.

	Number of Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Balance at December 31, 2016	943,252	$5.66	5.7
Balance at December 31, 2017	943,252	$5.66	4.7
Surrendered	(943,252)
Balance at June 30, 2018	—	—	—
Vested and Exercisable at June 30, 2018	—	—	—

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Share-based compensation expense for Options charged to our operating results for the year ended December 31, 2017 totaling $1,116 is based on awards vested. The estimate of forfeitures are to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from the estimates. We have not included an estimate for forfeitures due to our limited history and we revise based on actual forfeitures each period.

NOTE 10– COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such loss contingencies that are included in the financial statements as of December 31, 2017.

Operating Lease

On November 11, 2013, the Company entered into a three-year lease agreement for 5,858 square feet of office space in Sunnyvale, California expiring on December 31, 2017 with a base rent ranging from $2,929 to $9,079 per month plus certain various expenses incurred. On October 16, 2017, the Company extended the lease agreement for an additional three years with an expiration date of December 31, 2020 (“2018 Extension”). The base rent in the 2018 Extension is $12,597, $13,473 and $15,231 for 2018, 2019 and 2020, respectively.

The future minimum lease payments, including a 3% monthly maintenance fee, are as follows:

Years Ending December 31,
2018 (6 months)	$77,835
2019	$166,531
2020	$188,253

On June 15, 2018, effective June 1, 2018, the Company entered into a five-year lease agreement for approximately 15,200 square feet of office space in Sichuan Province, China expiring on May 31, 2023 with a base rent ranging from, in US dollars, approximately $9,200 to $9,700. Under the terms of the lease, the first three months are rent free, the Company paid $28,000 in advance for the second three months at the time of the execution of the lease. The Company also made a deposit payment of $15,000. The base rent is approximately $9,200 for the period from June 1, 2018 through April 30, 2020 and approximately $9,700 for the period from May 1, 2020 through May 31, 2023. In addition to the base rent, the Company will pay a management fee of approximately $1,800 per month.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The future minimum lease payments (allowing for exchange rates) are approximated as follows:

Years Ending December 31,
2018 (6 months)	$36,950
2019	$110,849
2020	$114,544
2021	$116,392
2022	$116,392
2023	$48,497

NOTE 11 – RELATED PARTY TRANSACTIONS

From time to time, the Company’s Chief Executive Officer, Stewart Kantor, may advance funds to the Company to fund its operations. As of June 30, 2018 and December 31, 2017, advances due to Mr. Kantor were $0 and $155,645, respectively. These advances are reported on the Company’s balance sheet as advance from related party.

NOTE 12 – SUBSEQUENT EVENTS

On July 11, 2018 the Company’s Board of Directors, by written consent, approved certain changes to outstanding Revenue Loan Agreements (termed as Convertible Promissory Notes in Note 8 above). These Convertible Promissory Notes were issued in two forms (termed as Group 1 Notes and Group 2 Notes above) and contain certain differing terms. The action approved changes to the Group 2 Notes to match the Group 1 Notes and authorized the issuance of a Security Holder Consent Agreement wherein each Group 2 Note holder would agree to the change. As of September 28, 2018, except for one Group 2 Note holder, all other Group 2 Note holders have agreed to and executed their Security Holder Consent Agreement. The Group 2 Note holder that did not agree to the Security Holder Consent Agreement will continue under the terms of the Group 2 Notes.

On September 28, 2018, the Company consummated a reverse acquisition (the “Acquisition”) pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Zev Ventures, Inc. (“Zev”) and Zev Merger Sub, Inc. Pursuant to the terms of the Merger Agreement, 6,660,678 shares of common stock of the Company, $0.00001 par value per share, are being exchanged for 25,463,732 shares of Zev common stock, $0.0001 par value per share. At the closing of the Acquisition, the business of the Company became the sole focus of combined company and the combined company’s name was changed to Ondas Holdings Inc.

On September 28, 2018, in conjunction with the Merger Agreement discussed in the previous paragraphs of this NOTE 12, the Group 1 Note noteholders and all but the one mentioned Group 2 Note holders converted their outstanding Revenue Loan Agreements into an aggregate of 527,705 shares of common stock of the Company and are included in the 6,697,476 shares discussed above, resulting in a gain of approximate $4,000,000. This amount will be reported as a gain on conversion of debt in the Company’s financial statements for the three and nine months ended September 30, 2018.

ONDAS NETWORKS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

On October 9, 2018, the Company and the Lender entered into a second Secured Term Promissory Note for $5,000,000 having a maturity date of April 9, 2020 (the “Second Note”) to complete the Loan and Security Agreement for $10,000,000 (the “Agreement”) discussed in NOTE – 8 above. The Second Note bears interest at a per annum rate equal to the greater of (a) 11.25% or (b) 11.25% plus the Prime Rate, less, 3.25%. Pursuant to the terms of the Agreement the Company is required to pay a $50,000 loan facility charge.